                           CERTIFICATE OF DESIGNATION
                                       OF
                            SERIES C PREFERRED STOCK
                                       OF
                               INPUT/OUTPUT, INC.

         Pursuant to Section 151(g) of the Delaware General Corporation Law, Input/Output, Inc., a corporation organized and existing under the laws of the State of Delaware (the "COMPANY"), hereby certifies that the following resolution was duly adopted by the Board of Directors of the Company on April 21, 1999, pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation of the Company (the "CERTIFICATE OF INCORPORATION"), which authorizes the issuance of up to 5,000,000 shares of preferred stock, $0.01 par value.

         RESOLVED, that pursuant to authority expressly granted to and vested in the Board of Directors of the Company and pursuant to the provisions of the Certificate of Incorporation, the Board of Directors hereby creates a series of preferred stock, herein designated and authorized as the Series C Preferred Stock, $0.01 par value per share, which shall consist of 15,000 of the 5,000,000 shares of preferred stock which the Company now has authority to issue, and the Board of Directors hereby fixes the powers, designations, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof as follows:

         1. NUMBER AND RANK. The number of shares constituting the Series C Preferred Stock shall be 15,000. The Series C Preferred Stock shall rank senior to the Company's Series A Preferred Stock with respect to the payment of dividends and distributions on Liquidation and on parity with the Series B Preferred Stock with respect to the payment of dividends and distributions on Liquidation.

         2. DEFINITIONS. Unless the context otherwise requires, when used herein the following terms shall have the meaning indicated.

         "ADJUSTED STATED VALUE" with respect to each share of Series C Preferred Stock means the Stated Value (a) increased at an annual rate of 8% thereof, compounded quarterly, less (b) the amount of cash dividends actually paid with respect to such share, in each case commencing on the Issue Date and accruing through the applicable Conversion Date, or, in the case of a redemption being effected pursuant to SECTIONS 6(H) OR 6(I), through the date of payment of the redemption price.

         "AFFILIATE" means with respect to any Person, any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person. For purposes of this definition, the term "control" (and correlative terms "controlling," "controlled by" and "under common control with") means possession of the power, whether by contract, equity ownership or otherwise, to direct the policies or management of a Person.

         "AVERAGE MARKET PRICE" means, for a given security, the average Market Price for such security for the ten Trading Day period ending on and including the Trading Day prior to the date of determination; PROVIDED, HOWEVER, that if during such period the Company takes any action or an action becomes effective that would require an adjustment to the Conversion Price pursuant to SECTION 7 hereof, then such Average Market Price shall be appropriately adjusted to reflect such action in a manner consistent with the adjustments set forth in
SECTION 7.

         "BENEFICIALLY OWN" or "BENEFICIAL OWNERSHIP" has the meaning set forth in Rules 13d-3 and 13d-5 of the Exchange Act.

         "BOARD" means the Board of Directors of the Company.

         "BUSINESS COMBINATION" means (i) any consolidation or merger of the Company with or into any Person or (ii) any Change of Control Stock Issuance, or
(iii) the sale, assignment conveyance, transfer, lease or other disposition by the Company of all or substantially all of its assets followed by a liquidation of the Company.

         "BUSINESS DAY" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in Houston, Texas generally are authorized or required by law or other governmental actions to close.

         "CAPITAL STOCK" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

         "CERTIFICATE" means the Certificate of Incorporation of the Company, as amended (including any certificate of designation establishing a series of preferred stock).

         "CERTIFICATE OF DESIGNATION" means this Certificate of Designation of the Series C Preferred Stock.

         "CHANGE OF CONTROL STOCK ISSUANCE" shall mean any issuance, in a single transaction or series of related transactions, by the Company of shares of Common Stock or Common Stock Equivalents in connection with the acquisition of assets (including cash) or securities by the Company or a Subsidiary of the Company (including by way of a merger of a Subsidiary of the Company with or into a Person), except where (i) the shareholders of the Company immediately prior to such issuance own (in substantially the same proportion relative to each other as such shareholders owned the Common Stock or Voting Stock of the Company, as the case may be, immediately prior to such consummation) (x) more than 50% of the Voting Stock of the Company immediately after such issuance, and
(y) more than 50% of the outstanding Common Stock immediately after such issuance, (ii) the members of the Board immediately prior to entering into the agreement relating to such issuance (or if no such agreement is entered into, then immediately prior to the consummation of such issuance) constitute at least a majority of the Board immediately after such issuance, with no agreements or arrangements in place immediately after such consummation that would result in the members of the Board immediately prior to the entering into the agreement relating to such issuance ceasing to constitute at least a majority of the Board and (iii) no Person or Group of Persons immediately after such issuance is the Beneficial Owner of 40% or more of the total outstanding Voting Stock of the Company or Common Stock. In calculating the percentage of the Voting Stock of the Company owned by the shareholders of the Company immediately prior to an issuance of Common Stock or Common Stock Equivalents in which there is more than one class or series of Voting Stock, the percentage of the Voting Stock shall be calculated based on the number of votes eligible to be cast in the election of the directors of the Company generally. In calculating the percentages of Voting Stock and Common Stock owned for purposes of this definition, such calculation shall be calculated on a basis assuming the exercise or conversion in full of all Common Stock Equivalents and on a basis disregarding all Common Stock Equivalents, and the percentage which results in the lower percentage owned by the shareholders of the Company shall apply in the application of clause (i) above.

         "COMMON STOCK" means the Company's common stock, par value $.01 per share, and any Capital Stock for or into which such Common Stock hereafter is exchanged, converted, reclassified or recapitalized by the Company or pursuant to a Business Combination to which the Company is a party.

         "COMMON STOCK EQUIVALENTS" means (without duplication with any other Common Stock or Common Stock Equivalents) rights, warrants, options, convertible securities or exchangeable securities, exercisable for or convertible or exchangeable into, directly or indirectly, Common Stock, whether at the time of issuance or upon the passage of time or the occurrence of some future event.

         "COMPANY" means Input/Output, Inc. a Delaware corporation.

         "CONVERSION DATE" is defined in SECTION 6(D).

         "CONVERSION PRICE" means $8.50, as adjusted from time to time in accordance with SECTION 7.

         "CONVERSION RATIO" is defined in SECTION 6(C).

         "DGCL" means the General Corporation Law of the State of Delaware, as amended, or any successor statute or other legislation.

         "DIVIDEND PAYMENT DATE" is defined in SECTION 3(A).

         "DIVIDEND PERIOD" is defined in SECTION 3(A).

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

         "EXCLUDED STOCK" means (i) shares of Common Stock issued by the Company as a stock dividend payable in shares of Common Stock, or upon any subdivision or split-up of the outstanding shares of Capital Stock in each case which is subject to SECTION 7(B), or upon conversion of shares of Capital Stock (but not the issuance of such Capital Stock which will be subject to the provisions of SECTION 7(A)(iii)), (ii) shares of Common Stock to be issued to employees, directors, consultants and advisors of the Company pursuant to Stock Plans in accordance with their respective terms.

         "GROUP" means a group as contemplated by Section 13(d)(3) of the Exchange Act.

         "HOLDER" means a holder of record of Series C Preferred Stock.

         "INITIAL CONVERSION DATE" means the first to occur of any of the following: (i) May 7, 2002, (ii) an agreement providing for a Business Combination is approved by the Board or a Business Combination is consummated,
(iii) a Tender Offer for Common Stock is approved or recommended by the Board or
(iv) there is a redemption, repurchase or reacquisition by the Company of Rights issued pursuant to the Rights Agreement or any waiver of the application of the Rights Agreement to any Beneficial Owner other than Purchaser or its Affiliates except in the case of this clause (iv) as approved by the Purchaser's representative to the Board.

         "ISSUE DATE" means with respect to any shares of Series C Preferred Stock the original date of issuance of such shares of Series C Preferred Stock.

         "JUNIOR SECURITIES" means Capital Stock that, with respect to dividends and distributions upon Liquidation, ranks junior to the Series C Preferred Stock.

         "LIQUIDATION" means the voluntary or involuntary liquidation, dissolution or winding up of the Company; PROVIDED, HOWEVER, that a merger or consolidation shall not be deemed a Liquidation nor shall the sale of assets not requiring shareholder approval be deemed to be a Liquidation.

         "LIQUIDATION PREFERENCE" is defined in SECTION 5.

         "MANDATORY CONVERSION DATE" is defined in SECTION 6(B).

         "MARKET PRICE" means, with respect to a particular security, on any given day, the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the last closing bid and asked prices regular way, in either case on the principal national securities exchange on which the applicable security is listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, (i) the closing sale price for such day reported by the Nasdaq Stock Market if such security is traded over-the-counter and quoted in the Nasdaq Stock Market, or
(ii) if such security is so traded, but not so quoted, the average of the closing reported bid and asked prices of such security as reported by the Nasdaq Stock Market or any comparable system, or (iii) if such security is not listed on the Nasdaq Stock Market or any comparable system but is actively traded, the average of the closing bid and asked prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose. If such security is not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, the Market Price shall be deemed to be the fair value per share of such security as determined by a nationally recognized investment banking firm selected by the Board and reasonably acceptable to the Holders of a majority of the outstanding shares of Series C Preferred Stock.

         "ORDINARY CASH DIVIDENDS" means any cash dividend or distribution which, when combined on a per share of Common Stock basis with the per share amounts of all other cash dividends and distributions paid on the Common Stock during the 365-day period ending on the date of declaration of such dividend or distribution (as adjusted to appropriately reflect any of the events referred to in SECTION 7 and excluding cash dividends or distributions that resulted in an adjustment to the Conversion Price), does not exceed 5% of the Market Price of a share of Common Stock on the Trading Day immediately preceding the date of declaration of such dividend or distribution.

         "PARITY SECURITIES" means Capital Stock that, with respect to dividends or distributions upon Liquidation, is PARI PASSU with the Series C Preferred Stock.

         "PERMITTED PARITY SECURITIES" means up to 20,000 shares of Preferred Stock of the Company constituting no more than one series of Preferred Stock, each share of which (i) has a liquidation preference of not more than $1,000 per share exclusive of accrued and unpaid dividends, (ii) has a dividend rate of not more than one percent per annum, (iii) has no more than one vote per share with respect to matters on which it votes together with the Series C Preferred Stock and Series B Preferred Stock and other Permitted Parity Securities as a single class and (iv) is PARI PASSU with the Series C Preferred Stock and Series B Preferred Stock with respect to the payment of dividends and distributions upon Liquidation.

         "PERSON" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, limited liability company, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

         "PRO RATA REPURCHASE" means any purchase of shares of Common Stock by the Company or any Affiliate thereof pursuant to any tender offer or exchange offer subject to Section 13(e) of the Exchange Act, or pursuant to any other offer available to substantially all holders of Common Stock, whether for cash, shares of capital stock of the Company, other securities of the Company, evidences of indebtedness of the Company or any other person or any other property (including, without limitation, shares of capital stock, other securities or evidences of indebtedness of a subsidiary of the Company), or any combination thereof; PROVIDED, HOWEVER, that "Pro Rata Repurchase" shall not include any purchase of shares by the Company or any Affiliate thereof made in accordance with the requirements of Rule 10b-18 as in effect under the Exchange Act. The "effective date" of a Pro Rata Repurchase shall mean the date of acceptance of shares for purchase or exchange under any tender or exchange offer which is a Pro Rata Repurchase or the date of purchase with respect to any Pro Rata Repurchase that is not a tender or exchange offer.

         "PURCHASE AGREEMENT" means the Purchase Agreement dated as of April 21, 1999 between the Company and the Purchaser providing for the purchase by the Purchaser of 40,000 shares of Series B Preferred Stock and up to 15,000 shares of Series C Preferred Stock from the Company, including all schedules and exhibits thereto.

         "PURCHASER" means SCF-IV, L.P., a Delaware limited partnership.

         "RECORD DATE" is defined in SECTION 3(A).

         "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement dated as of May 7, 1999 between the Company and the Purchaser providing for certain registration rights under the Securities Act with respect to the Common Stock into which the Series B Preferred Stock and Series C Preferred Stock may be converted.

         "RIGHTS AGREEMENT"  has the meaning set forth in SECTION 6(G).

         "SECURITIES ACT" means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

         "SENIOR SECURITIES" means Capital Stock that, with respect to dividends or distributions upon Liquidation, ranks senior to the Series C Preferred Stock.

         "SERIES B PREFERRED STOCK" means the Series B Preferred Stock of the Company issued to Purchaser pursuant to the Purchase Agreement.

         "STATED VALUE" is an amount equal to $1,000.00 per share of Series C Preferred Stock.

         "STOCK PLANS" means the Company's stock option, stock incentive, restricted stock, employee stock purchase or other similar plans, in each case that have been approved by the Company's shareholders.

         "SUBSIDIARY" of a Person means (i) a corporation, a majority of whose stock with voting power, under ordinary circumstances, to elect directors is at the time of determination, directly or indirectly, owned by such Person or by one or more Subsidiaries of such Person, or (ii) any other entity (other than a corporation) in which such Person or one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has a majority ownership interest or, with respect to a limited partnership, is a general partner of such limited partnership.

         "TENDER OFFER" means any transaction to which Regulation 14D of the Exchange Act applies.

         "TRADING DAY" means a day on which the principal market with respect to the security in question is regularly scheduled to be open for trading, or if there is not such principal market, then a day on which the New York Stock Exchange is regularly scheduled to be open for trading.

         "VOTING STOCK" of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to vote in the election of the board of directors, managers or trustees of such Person.

         The foregoing definitions will be equally applicable to both the singular and plural forms of the defined terms.

         3.       DIVIDENDS AND DISTRIBUTIONS.

                  (A) The holders of Series C Preferred Stock shall be entitled to receive out of the assets of the Company legally available for that purpose, cumulative preferential cash dividends at a rate per annum of one percent (1%) of the Stated Value (equivalent to $10 per annum or $2.50 per quarter) for each share of Series C Preferred Stock, and, except as provided in SECTION 3(B), no more, to be paid in accordance with the terms of this SECTION 3. Such dividends shall be cumulative from the Issue Date and shall be payable in arrears, when and as declared by the Board, on March 31, June 30, September 30 and December 31 of each year (each such date being herein referred to as a "DIVIDEND PAYMENT DATE"), commencing on the first such Dividend Payment Date following the Issue Date; PROVIDED that if any Dividend Payment Date shall not be a Business Day, then the Dividend Payment Date shall be on the next succeeding day that is a Business Day. The period from the Issue Date to the next Dividend Payment Date and each quarterly period between consecutive Dividend Payment Dates shall hereinafter be referred to as "DIVIDEND PERIODS." Dividends for the initial Dividend Period shall be pro rated on a daily basis commencing on and including the Issue Date on the basis of a 360-day year. Each such dividend shall be paid to the holders of record of the Series C Preferred Stock as their names appear on the share register of the Company on the corresponding Record Date. As used above, the term "RECORD DATE" means, with respect to the dividend payable on March 31, June 30, September 30 and December 31, respectively, of each year, the preceding March 15, June 15, September 15 and December 15, or such other record date designated by the Board with respect to the dividend payable on such respective Dividend Payment Date not exceeding 30 days preceding such Dividend Payment Date. Dividends on account of arrears for any past Dividend Periods may be declared and paid, together with any accrued but unpaid interest thereon to and including the date of payment, at any time, without reference to any Dividend Payment Date, to holders of record on a date designated by the Board, not exceeding 30 days preceding the payment date thereof, as may be fixed by the Board.

                  (B) If, on any Dividend Payment Date, the Company fails to pay dividends, then until the dividends that were scheduled to be paid on such date are paid, such dividends shall cumulate and shall accrue additional dividends with respect to such unpaid dividends to and including the date of payment thereof at the rate of one percent (1%) per annum, compounded on a quarterly basis. Dividends for any period less than a full quarterly Dividend Period or for a period commencing on a Dividend Payment Date and ending on a Conversion Date shall cumulate on a day-to-day basis and shall be computed on the basis of a 360-day year.

                  (C) So long as any shares of the Series C Preferred Stock shall be outstanding, (i) the Company shall not declare or pay any dividend whatsoever, whether in cash, property or otherwise, set aside any cash or property for the payment of dividends, or make any other distribution on any Junior Securities (except a dividend or distribution payable solely in shares of Junior Securities), (ii) the Company shall not declare or pay any dividend whatsoever, whether in cash, property or otherwise, set aside any cash or property for the payment of dividends, or make any other distribution on any Parity Securities ranking on parity with the Series C Preferred Stock with respect to dividends or distributions (except a dividend or distribution payable solely in shares of Junior Securities), unless declared and paid PRO RATA with the Series C Preferred Stock in proportion to the full amount to which they would otherwise be respectively entitled, and (iii) the Company shall not and shall cause its Subsidiaries not to repurchase, redeem or otherwise acquire or set aside any cash or property for the repurchase or redemption of any Junior Securities or Parity Securities, unless in each such case all dividends to which the holders of the Series C Preferred Stock shall have been entitled for all previous Dividend Periods shall have been paid or declared and a sum of money sufficient for the payment thereof shall have been set aside.

         4. VOTING RIGHTS. The Holders shall have the following voting rights with respect to the Series C Preferred Stock:

                  (A) Subject to applicable law, the shares of Series C Preferred Stock shall have no voting rights other than as set forth in this SECTION 4.

                  (B) Holders of shares of the Series C Preferred Stock shall be entitled to vote upon all matters upon which holders of Common Stock have the right to vote, and Holders shall have that number of votes on all such matters as is equal to the Conversion Ratio that would apply if such Holder's shares of Series C Preferred Stock were to be converted pursuant to SECTION 6(A) (using the calculation of such Conversion Ratio specified in SECTION 6(C)(i) and not SECTION 6(C)(ii) for such purpose) as of the record date for the determination of the shareholders entitled to vote on such matters, or, if no such record date is established as of the date such vote is taken or any written consent of shareholders is solicited, such votes to be counted together with all other shares of capital stock having general voting powers and not separately as a class. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Series C Preferred Stock held by each Holder could be converted) shall be rounded up to the nearest whole number.

                  (C) The Holders of the Series C Preferred Stock, voting together with the Series B Preferred Stock and any Permitted Parity Securities as a separate class with one vote per share of Series C Preferred Stock, shall be entitled to elect one member of the Board at each meeting or pursuant to each consent of the Company's shareholders for the election of directors (unless the term of the director previously elected by the Holders pursuant to this Section 4(C) would continue after such election). If the director so elected by the Holders shall cease to serve as director before his term shall expire, the Holders may, at a special meeting of such Holders, elect a successor to hold office for the unexpired term of such director. The Secretary of the Company may call, and upon written request of the Holders of ten percent (10%) or more of the outstanding Series C Preferred Stock addressed to him at the principal office of the Company shall call, such a special meeting of the Holders for the election of such director as provided herein. Such meeting shall be held within fifty (50) days after delivery of such request to such Secretary, at the place and upon the notice provided by law and in the Bylaws of the Company for the holding of meetings of its shareholders. Any director who shall have been elected pursuant to this SECTION 4(C), may be removed during the aforesaid term of office, with or without cause, only by the affirmative vote of a majority votes entitled to be cast by the Holders of Series C Preferred Stock, the Series B Preferred Stock and the holders of then outstanding Permitted Parity Securities.

                  (D)      (i)      The consent of the Holders of at least a
         majority of the Series C Preferred Stock, voting together with the Series B Preferred Stock and the Permitted Parity

         Securities as a single class with one vote per share, in person or by proxy, either in writing without a meeting or at an annual or a special meeting of shareholders called for the purpose, shall be necessary to:

                                    (A)      amend, alter or repeal, by way of
                           merger or otherwise, any of the provisions of the Certificate, so as to authorize, create or issue any shares of Parity Securities (other than Permitted Parity Securities) or Senior Securities (or amend the provisions of any existing class of Capital Stock to make such class of Capital Stock a class of Parity Securities or Senior Securities),

                                    (B)      issue any Parity Securities (other
                           than Permitted Parity Securities) or Senior
                           Securities, or

                                    (C)      consummate any Business
                           Combination.

                           (ii) The consent of the Holders of at least a majority of the Series C Preferred Stock, voting separately as a single class with one vote per share, in person or by proxy, either in writing without a meeting or at an annual or a special meeting of shareholders called for the purpose, shall be necessary to amend, alter or repeal, by way of merger or otherwise, any of the provisions of (x) the Certificate of Designation or any certificate of designation of terms of any Parity Securities, or (y) the Certificate, so as to affect adversely any of the rights, preferences or privileges of Holders.

         5. LIQUIDATION PREFERENCE. In the event of any Liquidation, after payment or provision for payment by the Company of the debts and other liabilities of the Company and the liquidation preference of any Senior Securities that rank senior to the Series C Preferred Stock with respect to distributions on Liquidation, each Holder shall be entitled to receive an amount in cash for each share of the then outstanding Series C Preferred Stock held by such Holder equal to the Stated Value per share, plus an amount equal to all accrued but unpaid dividends thereon, whether or not earnings are available in respect of such dividends or such dividends have been declared, to and including the date full payment is tendered to the Holders with respect to such Liquidation, and no more (such amount being referred to herein as the "LIQUIDATION PREFERENCE"), before any distribution shall be made to the holders of any Junior Securities upon the Liquidation of the Company. In case the assets of the Company available for payment to the Holders upon a Liquidation are insufficient to pay the full Liquidation Preference on all outstanding shares of the Series C Preferred Stock and all outstanding Senior Securities or Parity Securities, in each case ranking on parity with the Series C Preferred Stock as to distributions on Liquidation, in the amounts to which the holders of such shares are entitled, then the entire assets of the Company available for payment to the Holders of Series C Preferred Stock and holders of such Senior Securities or Parity Securities will be distributed ratably among the Holders of the Series C Preferred Stock and the holders of such Senior Securities or Parity Securities, based upon the aggregate amount due on such shares upon Liquidation. Written notice of any Liquidation of the Company, stating a payment date and the place where the distributable amounts shall be payable, shall be given by mail, postage prepaid, not less than 30 days prior to the payment date stated therein, to the Holders of record of the Series C Preferred Stock at their respective addresses as the same shall appear on the books of the Company.

         6. CONVERSION RIGHTS. The Series C Preferred Stock shall be convertible as follows:

                  (A) CONVERSION AT HOLDER'S OPTION. The Holder of any shares of Series C Preferred Stock shall have the right at such Holder's option, at any time after the Initial Conversion Date and prior to the Mandatory Conversion Date and without the payment of any additional consideration, to convert any or all of such shares of Series C Preferred Stock into a number of fully paid and nonassessable shares of Common Stock for each such share of Series C Preferred Stock equal to the Conversion Ratio, upon the terms hereinafter set forth.

                  (B) MANDATORY CONVERSION. On May 7, 2004 (the "MANDATORY CONVERSION DATE"), each outstanding share of Series C Preferred Stock shall, without any action on the part of the Holder of such share, be converted automatically into a number of fully paid and nonassessable shares of Common Stock equal to the Conversion Ratio, upon the terms hereinafter set forth; PROVIDED, HOWEVER, that if the shares of Common Stock issuable upon conversion of the Series C Preferred Stock are not immediately freely transferrable under the Securities Act by the Holders thereof, the Mandatory Conversion Date shall be delayed until such time as the resale of the Common Stock issuable upon conversion of such Series C Preferred Stock has been registered under the Securities Act in accordance with the terms of the Registration Rights Agreement.

                  (C) CONVERSION RATIO. In the event of a conversion pursuant to SECTION 6(A) OR 6(B), the Conversion Ratio shall be a number of shares of Common Stock calculated using either of the following methods at the option of the Holder as may be specified by the Holder at the time of conversion, or, if no such specification is made, using the method that results in the highest number:

                           (i) the amount determined by dividing (a) the Stated Value plus any accrued and unpaid dividends to and including the applicable Conversion Date by (b) the Conversion Price in effect on the applicable Conversion Date; or

                           (ii) the amount determined by dividing (a) the Adjusted Stated Value as of the applicable Conversion Date by
                  (b) the Average Market Price determined as of the applicable Conversion Date (but not less than the lesser of $.01 or the par value per share of the Common Stock at the time of conversion).

                  (D) MECHANICS OF CONVERSION. The Holder of any shares of Series C Preferred Stock may exercise the conversion right specified in
         SECTION 6(A) by surrendering to the Company or any transfer agent of the Company the certificate or certificates representing the shares of Series C Preferred Stock to be converted, accompanied by written notice specifying the number of such shares to be converted. If the certificates representing shares of Common Stock issuable upon conversion of shares of Series C Preferred Stock are to be issued in a name other than the name on the face of the certificates representing such shares of Series C

         Preferred Stock, such certificates shall be accompanied by such evidence of the assignment and such evidence of the signatory's authority with respect thereto as deemed appropriate by the Company or its transfer agent. Conversion shall be deemed to have been effected
         (i) with respect to conversions pursuant to SECTION 6(A), on the date when the notice of an election to convert pursuant to SECTION 6(A) and certificates representing the shares being converted are actually received by the Company or any transfer agent of the Company, or (ii) with respect to mandatory conversion pursuant to SECTION 6(B), on the Mandatory Conversion Date. Such dates that the conversion shall be deemed to be effective shall be referred to herein as the "CONVERSION DATE." Subject to the provisions of SECTION 7(G), as promptly as practicable after the Conversion Date, the Company shall issue and deliver to or upon the written order of such Holder a certificate or certificates for the number of shares of Common Stock to which such Holder is entitled upon such conversion and a check or cash with respect to any fractional interest in a share of Common Stock, as provided in SECTION 6(E). The person in whose name the certificate or certificates for shares of Common Stock are to be issued shall be deemed to have become a holder of record of such shares of Common Stock on the applicable Conversion Date. Upon conversion of only a portion of the shares covered by a certificate representing shares of Series C Preferred Stock surrendered for conversion pursuant to SECTION 6(A), the Company shall issue and deliver to or upon the written order of the Holder of the certificate so surrendered for conversion, at the expense of the Company, a new certificate representing the number of shares of Series C Preferred Stock representing the unconverted portion of the certificate so surrendered.

                  (E) FRACTIONAL SHARES. No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Series C Preferred Stock. If more than one share of Series C Preferred Stock shall be surrendered for conversion at any one time by the same Holder, the number of shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series C Preferred Stock so surrendered. Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of any shares of Series C Preferred Stock, the Company shall pay a cash adjustment in respect of such fractional interest in an amount equal to that fractional interest of the Market Price of the Common Stock on the Conversion Date.

                  (F) AUTHORIZATION AND ISSUANCE. The Company covenants and agrees that:

                           (i) the shares of Common Stock issuable upon any conversion of any shares of Series C Preferred Stock will be deemed to have been issued to the Person exercising such conversion rights set forth herein on the Conversion Date, and the Person exercising such conversion rights will be deemed for all purposes to have become the record holder of such shares of Common Stock on the Conversion Date;

                           (ii) all shares of Common Stock which may be issued upon any conversion of any Series C Preferred Stock will, upon issuance, be fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof;

                           (iii) the Company will take all such action as may be necessary to assure that all shares of Common Stock issuable upon conversion of shares of Series C

                  Preferred Stock may be issued without violation of any applicable law or regulation or of any requirements of any domestic securities exchange upon which securities of the same class may be listed and shall endeavor to list the shares of Common Stock required to be delivered upon conversion of the shares of Series C Preferred Stock, prior to such delivery, upon each national securities exchange, if any, upon which the outstanding Common Stock is listed at the time of such delivery;

                           (iv) the Company will not take any action which would result in any adjustment of the Conversion Price if the total number of shares of Common Stock issuable after such action upon conversion of all shares of Series C Preferred Stock, together with all shares of Common Stock then outstanding and all shares of Common Stock then issuable upon the exercise of all outstanding Common Stock Equivalents, would exceed the total number of shares of Common Stock then authorized by the Certificate of Incorporation;

                           (v) the Company will at all times reserve and keep available, out of its authorized but unissued shares of Common Stock or out of shares of Common Stock held in its treasury, the full number of shares of Common Stock into which all shares of the Series C Preferred Stock having conversion privileges from time to time outstanding are convertible; and

                           (vi) the Company will at no time close its transfer books against the transfer of the Series C Preferred Stock or of any share of Common Stock issued or issuable upon the conversion of the Series C Preferred Stock in any manner which interferes with the timely conversion of the Series C Preferred Stock.

                  (G) RIGHTS. Whenever the Company issues shares of Common Stock upon conversion of Series C Preferred Stock, the Company will issue, together with each such share of Common Stock, one right to purchase Series A Preferred Stock of the Company (or other securities in lieu thereof) pursuant to the Rights Agreement dated as of January 17, 1997 by and between the Company and Harris Trust and Savings Bank, as amended (the "RIGHTS AGREEMENT"), or any similar rights, if any, issued to holders of Common Stock in addition thereto or in the replacement therefor (such rights, together with any additional or replacement rights, being collectively referred to as the "RIGHTS"), whether or not such rights shall be exercisable at such time, but only if such Rights are issued and outstanding and held by other holders of Common Stock (or are evidenced by outstanding share certificates representing Common Stock) at such time and have not expired or been redeemed.

                  (H) CASH REDEMPTION OPTION. Notwithstanding the provisions of SECTIONS 6(A) OR 6(B), in the event of a conversion of Series C Preferred Stock pursuant to which the Conversion Ratio is determined using SECTION 6(C)(ii) (rather than SECTION 6(C)(i)), then, provided that full cumulative dividends shall have been paid or declared and set apart for payment upon all outstanding shares of Series C Preferred Stock for all past dividend periods, the Company may offer to redeem for cash any or all of such shares of Series C Preferred Stock at a redemption price per share equal to the Adjusted Stated Value (a "REDEMPTION OFFER"), in lieu of effecting such conversion. To effect a Redemption Offer, the Company must give notice of such election, specifying the redemption price, (a "REDEMPTION OFFER NOTICE") to the Holder of such shares of Series C Preferred Stock (i) with respect to conversions pursuant to SECTION 6(A), within three Business Days after the notice of an election to convert pursuant to SECTION 6(A) is received by the Company or any transfer agent of the Company, or (ii) with respect to mandatory conversion pursuant to SECTION 6(B), on the Mandatory Conversion Date. If the Company fails to give a Redemption Offer Notice within the foregoing time periods, it may not make a Redemption Offer. If the Company has given a Redemption Offer Notice with respect to more than 50% of the shares of Series C Preferred Stock to be converted, then within three Business Days following receipt of a Redemption Offer Notice, the Holder may give notice to the Company declining the Company's offer to redeem up to 50% of the shares of Series C Preferred Stock to be converted, in which event the Company will not be entitled to redeem such shares as specified and must convert such shares into Common Stock in accordance with the terms hereof effective as of the Conversion Date. The Company shall be entitled to redeem all of the shares subject to the Redemption Offer Notice at the redemption price set forth above to the extent the Holder does not properly decline such redemption in accordance with the prior sentence. The Company shall make any such redemption payment by wire transfer to an account specified by the Holder on the first Business Day following the expiration of the three Business Day period after the Holder's receipt of the Redemption Offer Notice, failing which payment the Company shall not be entitled to redeem such shares but shall be obligated to convert all of such Shares into Common Stock in accordance with the terms hereof.

                  (I) LIMITATION ON NUMBER OF CONVERSION SHARES. Notwithstanding the provisions of SECTIONS 6(A) OR 6(B), if the Company ever issues Common Stock upon conversion of Series C Preferred Stock pursuant to which the Conversion Ratio is calculated pursuant to
         SECTION 6(C)(ii) rather than SECTION 6(C)(i), the Company shall not be obligated to issue, in the aggregate, a number of shares of Common Stock in excess of the NYSE Limitation upon conversion of the Series C Preferred Stock. The "NYSE Limitation" shall mean the maximum number of shares of Common Stock that could be issued by the Company pursuant to the conversion of the Series B Preferred Stock, the Series C Preferred Stock and any substantially similar series of Permitted Parity Securities issued to the Holder pursuant to the terms of the Purchase Agreement without triggering a requirement to obtain the approval of the Company's shareholders of such issuance pursuant to Section 312.03(c) of the New York Stock Exchange Listed Company Manual as in effect on the Issue Date. To the extent that any shares of Series C Preferred Stock are submitted for conversion such that the NYSE Limitation would be exceeded, such excess shares shall, in lieu of being converted into Common Stock, be redeemed in exchange for a cash payment equal to the Adjusted Stated Value per share. The Company shall make any such redemption payment by wire transfer to an account specified by the Holder on the second Business Day following the Conversion Date on which the shares of Series C Preferred Stock would otherwise be converted into Common Stock.

         7. CONVERSION PRICE ADJUSTMENTS. The Conversion Price shall be subject to adjustment from time to time as follows:

                  (A) COMMON STOCK ISSUED AT LESS THAN MARKET PRICE OR CONVERSION PRICE. If the Company issues or sells any Common Stock other than Excluded Stock without consideration or for a consideration per share less than the Market Price per share of Common Stock, on the Trading Day immediately preceding such issuance or sale or less than the Conversion Price in effect immediately prior to such issuance or sale, the Conversion Price in effect immediately prior to each such issuance or sale will immediately (except as provided below) be reduced to the price determined by multiplying the Conversion Price in effect immediately prior to such issuance or sale, by a fraction, (1) the numerator of which shall be (i) the number of shares of Common Stock outstanding immediately prior to such issuance or sale plus (ii) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of such additional shares of Common Stock so issued or sold would purchase at the higher of (x) the Market Price per share of Common Stock on the Trading Day immediately preceding such issuance or sale and (y) the Conversion Price in effect immediately prior to such issuance or sale and (2) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such issue or sale. For the purposes of any adjustment of the Conversion Price pursuant to this SECTION 7(A), the following provisions shall be applicable:

                           (i) in the case of the issuance of Common Stock for cash, the amount of the consideration received by the Company shall be deemed to be the amount of the cash proceeds received by the Company for such Common Stock before deducting therefrom any discounts or commissions allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof;

                           (ii) in the case of the issuance of Common Stock (otherwise than upon the conversion of shares of Capital Stock or other securities of the Company) for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as reasonably determined by the Board, irrespective of any accounting treatment; PROVIDED, HOWEVER, that such fair value as determined by the Board shall not exceed the aggregate Market Price of the shares of Common Stock being issued as of the date the Board authorizes the issuance of such shares;

                           (iii) in the case of the issuance of (a) options, warrants or other rights to purchase or acquire Common Stock (whether or not at the time exercisable), (b) securities by their terms convertible into or exchangeable for Common Stock (whether or not at the time so convertible or exchangeable) or options, warrants or rights to purchase such convertible or exchangeable securities (whether or not at the time exercisable):

                                    (1)     the aggregate maximum number of
                                            shares of Common Stock deliverable
                                            upon exercise of such options,
                                            warrants or other rights to purchase
                                            or acquire Common Stock shall be
                                            deemed to have been issued at the
                                            time such options, warrants or
                                            rights are issued and for a
                                            consideration equal to the
                                            consideration (determined in the
                                            manner provided in SECTION 7(A)(i)
                                            AND (ii)), if any, received by the
                                            Company upon the issuance of such
                                            options, warrants or rights plus the
                                            minimum purchase price provided in
                                            such options, warrants or rights for
                                            the Common Stock covered thereby;

                                    (2)     the aggregate maximum number of
                                            shares of Common Stock deliverable
                                            upon conversion of or in exchange
                                            for any such convertible or
                                            exchangeable securities, or upon the
                                            exercise of options, warrants or
                                            other rights to purchase or acquire
                                            such convertible or exchangeable
                                            securities and the subsequent
                                            conversion or exchange thereof,
                                            shall be deemed to have been issued
                                            at the time such securities were
                                            issued or such options, warrants or
                                            rights were issued and for a
                                            consideration equal to the
                                            consideration, if any, received by
                                            the Company for any such securities
                                            and related options, warrants or
                                            rights (excluding any cash received
                                            on account of accrued interest or
                                            accrued dividends), plus the
                                            additional consideration (determined
                                            in the manner provided in SECTION
                                            7(A)(i) AND (ii)), if any, to be
                                            received by the Company upon the
                                            conversion or exchange of such
                                            securities, or upon the exercise of
                                            any related options, warrants or
                                            rights to purchase or acquire such
                                            convertible or exchangeable
                                            securities and the subsequent
                                            conversion or exchange thereof;

                                    (3)     on any change in the number of
                                            shares of Common Stock deliverable
                                            upon exercise of any such options,
                                            warrants or rights or conversion or
                                            exchange of such convertible or
                                            exchangeable securities or any
                                            change in the consideration to be
                                            received by the Company upon such
                                            exercise, conversion or exchange,
                                            but excluding changes resulting from
                                            the anti-dilution provisions thereof
                                            (to the extent comparable to the
                                            anti-dilution provisions contained
                                            herein), the Conversion Price as
                                            then in effect shall forthwith be
                                            readjusted to such Conversion Price
                                            as would have been obtained had an
                                            adjustment been made upon the
                                            issuance of such options, warrants
                                            or rights not exercised prior to
                                            such change, or of such convertible
                                            or exchangeable securities not
                                            converted or exchanged prior to such
                                            change, upon the basis of such
                                            change;

                                    (4)     on the expiration or cancellation of
                                            any such options, warrants or rights
                                            (without exercise), or the
                                            termination of the right to convert
                                            or exchange such convertible or
                                            exchangeable securities (without
                                            exercise), if the Conversion Price
                                            shall have been adjusted upon the
                                            issuance thereof, the Conversion
                                            Price
                                            shall forthwith be readjusted to
                                            such Conversion Price as would have
                                            been obtained had an adjustment been
                                            made upon the issuance of such
                                            options, warrants, rights or such
                                            convertible or exchangeable
                                            securities on the basis of the
                                            issuance of only the number of
                                            shares of Common Stock actually
                                            issued upon the exercise of such
                                            options, warrants or rights, or upon
                                            the conversion or exchange of such
                                            convertible or exchangeable
                                            securities; and

                                    (5)     if the Conversion Price shall have
                                            been adjusted upon the issuance of
                                            any such options, warrants, rights
                                            or convertible or exchangeable
                                            securities, no further adjustment of
                                            the Conversion Price shall be made
                                            for the actual issuance of Common
                                            Stock upon the exercise, conversion
                                            or exchange thereof;

                  PROVIDED, HOWEVER, that no increase in the Conversion Price shall be made pursuant to subclauses (1) or (2) of this
                  SECTION 7(A)(iii).

                  (B) STOCK SPLITS, SUBDIVISIONS, RECLASSIFICATIONS OR COMBINATIONS. If the Company shall (1) declare a dividend or make a distribution on its Common Stock in shares of Common Stock, (2) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (3) combine or reclassify the outstanding Common Stock into a smaller number of shares, the Conversion Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Holder of any shares of Series C Preferred Stock surrendered for conversion or exchange after such date shall be entitled to receive the number of shares of Common Stock which such holder would have owned or been entitled to receive after such date had such Series C Preferred Stock been converted or exchanged immediately prior to such date. Successive adjustments in the Conversion Price shall be made whenever any event specified above shall occur.

                  (C) OTHER DISTRIBUTIONS. In case the Company shall fix a record date for the making of a distribution to all holders of shares of its Common Stock (1) of shares of any class other than its Common Stock or (2) of evidence of indebtedness of the Company or any Subsidiary or (3) of assets (including cash but excluding Ordinary Cash Dividends, and dividends or distributions referred to in SECTION 7(B)), or (4) of rights or warrants, then in each such case the Conversion Price in effect immediately prior thereto shall be reduced to the price determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction, (i) the numerator of which shall be an amount equal to the difference resulting from (A) the number of shares of Common Stock outstanding on such record date multiplied by the Market Price per share of Common Stock on such record date, less (B) the fair market value (as reasonably determined by the Board) of said shares or evidences of indebtedness or assets or rights or warrants to be so distributed, and (ii) the denominator of which shall be equal to the number of shares of Common Stock outstanding on such record date multiplied by the Market Price per share of Common Stock on such record date. Such adjustment shall be made successively whenever such a record date is fixed. In the event that such distribution is not so made, the Conversion Price then in effect shall be readjusted, effective as of the date when the Board determines not to distribute such shares, evidences of indebtedness, assets, rights or warrants, as the case may be, to the Conversion Price that would then be in effect if such record date had not been fixed.

                  (D) CERTAIN REPURCHASES OF COMMON STOCK. In case the Company effects a Pro Rata Repurchase of Common Stock, then the Conversion Price shall be reduced to the price determined by multiplying the Conversion Price in effect immediately prior to the effective date of such Pro Rata Repurchase by a fraction of which (1) the numerator shall be (i) the product of (x) the number of shares of Common Stock outstanding immediately before such Pro Rata Repurchase and (y) the Market Price per share of Common Stock on the Trading Day immediately preceding the first public announcement of the intent to effect such Pro Rata Repurchase, minus (ii) the aggregate purchase price of the Pro Rata Repurchase, and of which (2) the denominator shall be the product of (a) the number of shares of Common Stock outstanding immediately prior to such Pro Rata Repurchase minus the number of shares of Common Stock so repurchased and (b) the Market Price per share of Common Stock on the Trading Day immediately preceding the first public announcement of such Pro Rata Repurchase.

                  (E) BUSINESS COMBINATIONS. In case of any Business Combination in which the holders of shares of Common Stock are entitled to receive stock, securities or property by virtue of their ownership of Common Stock or a reclassification of Common Stock (other than a reclassification of Common Stock referred to in SECTION 7(B)), each share of Series C Preferred Stock shall after the date of such Business Combination or reclassification be convertible into the number of shares of stock or other securities or property (including cash) to which the Common Stock issuable upon conversion of such share of Series C Preferred Stock immediately prior to such Business Combination or reclassification would have been entitled upon such Business Combination or reclassification; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the Holders of the shares of Series C Preferred Stock shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the conversion of the shares of Series C Preferred Stock. In determining the kind and amount of stock, securities or the property receivable upon consummation of such Business Combination, if the holders of Common Stock have the right to elect the kind or amount of consideration receivable upon consummation of such Business Combination, then the Holder of the Series C Preferred Stock shall have the right to make a similar election as of the Conversion Date with respect to the number of shares of stock or other securities or property into which the Series C Preferred Stock shall be convertible.

                  (F) ROUNDING OF CALCULATIONS; MINIMUM ADJUSTMENTS. All calculations under this SECTION 7 shall be made to the nearest one tenth (1/10th) of a cent or to the nearest one hundredth (1/100th) of a share, as the case may be. Any provision of this SECTION 7 to the contrary notwithstanding, no adjustment in the Conversion Price shall be made if the amount of such adjustment would be less than $0.01, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or more. In addition, in no event shall be Conversion Price be adjusted to less than the lesser of $.01 per share or the par value of the Common Stock.

                  (G) TIMING OF ISSUANCE OF ADDITIONAL COMMON STOCK UPON CERTAIN ADJUSTMENTS. In any case in which the provisions of this
         SECTION 7 shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (1) issuing to the Holder of any share of Series C Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such Holder any amount of cash in lieu of a fractional share of such Common Stock; PROVIDED, HOWEVER, that the Company upon request shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder's right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

                  (H) STATEMENT REGARDING ADJUSTMENTS. Whenever the Conversion Price shall be adjusted as provided in SECTION 7 the Company shall forthwith file, at the office of any transfer agent for the Series C Preferred Stock and at the principal office of the Company a statement showing in reasonable detail the facts requiring such adjustment and the Conversion Price that shall be in effect after such adjustment and the Company shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to each Holder at its address appearing in the Company's records.

                  (I) NOTICES. In the event that the Company shall propose to take any action of the type described in SECTION 7 (but only if the action of the type described in SECTION 7 would result in an adjustment in the Conversion Price or a change in the type of securities or property to be delivered upon a conversion or exchange of Series C Preferred Stock), the Company shall give notice to each Holder, in the manner set forth in SECTION 7(H), which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth the facts with respect thereto as shall be reasonably necessary to indicate the effect on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable upon conversion of shares of the Series C Preferred Stock. In the case of any action which would require the fixing or a record date, such notice shall be given at least 10 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 15 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

                  (J) NO IMPAIRMENT. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of SECTIONS 6 and 7 and in taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Holders of the Series C Preferred Stock against impairment.

                  (K) NO DUPLICATION OF ADJUSTMENTS. If any action would require adjustment of the Conversion Price pursuant to more than one of the provisions of this SECTION 7, only one adjustment shall be made and such adjustment shall be the adjustment that results in the lowest Conversion Price after giving effect to such adjustment.

         8. LIMITATIONS ON SERIES C PREFERRED STOCK. No share or shares of Series C Preferred Stock the Company acquires through redemption, option, exchange or otherwise will be reissued as Series C Preferred Stock, and all such shares will be canceled, retired and eliminated from the shares of Series C Preferred Stock which the Company will be authorized to issue, and will be restored to the status of authorized but undesignated preferred stock of the Company eligible for designation and reissuance subject to the terms hereof and the Certificate. The Company will not issue any further shares of Series C Preferred Stock.

         9. WAIVERS. With the written consent of Holders of a Majority of the Series C Preferred Stock, the obligations of the Company and the rights of the Holders under this Certificate of Designation may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely). Upon the effectuation of each such waiver, the Company will promptly give written notice thereof to the Holders who have not previously consented thereto in writing.

         10. REDEMPTION. Except as expressly set forth herein, the Company shall have no right or obligation to redeem the Series C Preferred Stock.

                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.

         IN WITNESS WHEREOF, this Certificate has been signed on behalf of the Company by its President and attested to by its Secretary, all as of the 16th day of August, 1999.

                                 INPUT/OUTPUT, INC.


                                 By: /s/ Robert P. Brindley
                                     ------------------------------------------
                                         Robert P. Brindley
                                         Executive Vice President and Secretary

ATTEST:


By: /s/ Roy Kelm
    --------------------------
Name: Roy Kelm
Title: Vice President, Marine Division